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                                                                    EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement of The Boeing Company on Form S-4 of our reports dated January 27, 1998, appearing in and incorporated by reference into the Annual Report on Form 10-K of The Boeing Company for the year ended December 31, 1997 and to the reference to us under the headings "Selected Financial Data" and "Experts" in the Prospectus, which is part of this Registration Statement.



                              /s/ DELOITTE & TOUCHE LLP

Seattle, Washington
May 11, 1998